Exhibit 99.9(b)

ATTACHMENT A
To the Mutual Fund Custody Agreement dated July 1, 2011 between
The Victory Portfolios and KeyBank National Association

The Victory Portfolios

1.                                      Balanced Fund

2.                                      Diversified Stock Fund

3.                                      Dividend Growth Fund

4.                                      Established Value Fund

5.                                      Fund for Income

6.                                      Integrity Micro-Cap Equity Fund

7.                                      Integrity Mid-Cap Value Fund

8.                                      Integrity Small-Cap Value Fund

9.                                      Integrity Small/Mid-Cap Value Fund

10.                               Investment Grade Convertible Fund

11.                               Large Cap Growth Fund

12.                               Munder Growth Opportunities Fund, Classes A, C, R and Y Shares

13.                               Munder Index 500 Fund, Classes A, B, R and Y Shares

14.                               Munder Mid-Cap Core Growth Fund, Classes A, C, R, R6, and Y Shares

15.                               Munder Total Return Bond Fund, Classes A, C, and Y Shares

16.                               National Municipal Bond Fund

17.                               Ohio Municipal Bond Fund

18.                               Select Fund

19.                               Small Company Opportunity Fund

20.                               Special Value Fund

As of May 22, 2014.